UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OccuLogix, Inc.
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OCCULOGIX, INC.
dba TearLab Corporation
12707 High Bluff Drive, Suite 200
San Diego, California 92130

NOTICE OF ANNUAL AND SPECIAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of OccuLogix, Inc.:

Notice is hereby given that the Annual and Special Meeting of the Stockholders of OccuLogix, Inc., dba TearLab Corporation, will be held on June 18, 2009 at 9:00 a.m. Eastern Daylight Savings Time at 79 Wellington Street West, 33rd Floor, Toronto, Ontario, Canada for the following purposes:

1.  To elect seven directors for a one-year term to expire at the 2010 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

Elias Vamvakas
Eric Donsky
Anthony E. Altig
Thomas N. Davidson
Adrienne L. Graves
Richard L. Lindstrom
Donald Rindell

2.  To ratify the selection of Ernst & Young LLP (United States) as our independent auditors for the fiscal year ending December 31, 2009.

3.  To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “OccuLogix, Inc.” to “TearLab Corporation.”

4.  To transact such other business as may be properly brought before our Annual and Special Meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 29, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual and Special Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual and Special Meeting, please complete, sign and date the Proxy you received in the mail and return it promptly. If you plan to attend our Annual and Special Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Elias Vamvakas
Elias Vamvakas
Chairman of the Board

OCCULOGIX, INC.
dba TearLab Corporation
12707 High Bluff Drive, Suite 200
San Diego, California 92130

PROXY STATEMENT

The Board of Directors of OccuLogix, Inc., a Delaware corporation, or the Company, is soliciting the Proxy for use at our Annual and Special Meeting of Stockholders to be held on June 18, 2009 at 9:00 a.m. Eastern Daylight Savings Time at 79 Wellington Street West, 33rd Floor, Toronto, Ontario, Canada and at any adjournments or postponements thereof.

Details regarding the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual and Special Meeting.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our Board of Directors’ nominees as directors, (2) for the ratification of the selection of Ernst & Young LLP (United States) as our independent auditors, and (3) for the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to change the name of the Company from “OccuLogix, Inc.” to “TearLab Corporation.” Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions have the same effect as votes “against” the matters, except in the election of directors. “Broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on April 29, 2009, or the Record Date, will be entitled to vote at the meeting or vote by proxy using the Proxy Card that was mailed to you with the Notice of Internet Availability of Proxy Materials. As of the Record Date, 9,828,409 shares of our common stock, par value $0.001 per share, were outstanding. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual and Special Meeting, constitutes a quorum. A majority of the shares present in person or represented by proxy at our Annual and Special Meeting and entitled to vote thereon is required for the election of directors, ratification of the selection of Ernst & Young LLP (United States) as our independent auditors for the fiscal year ending December 31, 2009 and amendment to the Certificate of Incorporation to effectuate the name change.

The cost of preparing the Notice of Annual and Special Meeting and Proxy Statement, and mailing the Notice of Internet Availability of Proxy Materials and Proxy, will be borne by us. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that, upon request, we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws authorize the number of directors to be not less than five and not more than nine.  Our Board of Directors currently consists of seven members. Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. The seven nominees for election to our Board of Directors at our upcoming Annual and Special Meeting of the Stockholders are Elias Vamvakas, Eric Donsky, Anthony E. Altig, Thomas N. Davidson, Adrienne L. Graves, Richard L. Lindstrom and Donald Rindell, each of whom is presently a member of our Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual and Special Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, Proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Position
Elias Vamvakas	50	Chairman of the Board
Eric Donsky	43	Director
Anthony E. Altig	53	Director
Thomas N. Davidson	68	Director
Adrienne L. Graves	54	Director
Richard L. Lindstrom	60	Director
Donald Rindell	56	Director

Elias Vamvakas co-founded TLC Vision, an eye care services company, where he was the Chairman from 1994 to June 2006 and was the Chief Executive Officer from 1994 to July 2004.  He has been the Chairman of the Board of OccuLogix since June 2003 and was the Chief Executive Officer and Secretary of OccuLogix from July 2004 until October 2008.  Since November 30, 2006, Mr. Vamvakas has been a member of the board of directors of TearLab, Inc., formerly known as OcuSense, Inc.  Mr. Vamvakas was named to “Canada’s Top Forty Under Forty” in 1996.  In 1999, he was named Ernst & Young’s Entrepreneur of the Year for Ontario in the Emerging Category and Canadian Entrepreneur of the Year for Innovative Partnering.  In 2000, Mr. Vamvakas was recognized by Profit Magazine for managing one of Canada’s fastest growing companies. Mr. Vamvakas received a B.Sc. degree from the University of Toronto in 1981.

Eric Donsky has been our Chief Executive Officer since October 2008 and a member of our Board of Directors since September 2008.  Mr. Donsky has 15 years of experience in the development of early-stage biotechnology and life science companies, as a founder and senior manager.  Mr. Donsky has been the Chairman and Chief Executive Officer of TearLab, Inc. since January 2003.  Mr. Donsky is also a principal of Molecular Biosciences, a life science incubator and consulting practice.  Previously, he was the founding Chief Executive Officer of Zolaris BioSciences, Inc., an early-stage biotechnology company focused on the discovery and development of therapeutics for the treatment of rheumatoid arthritis, multiple sclerosis and infectious diseases.  Prior to his tenure at Zolaris BioSciences, Inc., Mr. Donsky was the founding Chief Executive Officer of Applied CarboChemicals, Inc. (“ACC”), a biotechnology company focused on the commercial development of novel fermentation processes capable of manufacturing unique compounds that have application in the food, chemical and pharmaceutical industries.  ACC currently has manufacturing operations and several products on the market.  Mr. Donsky graduated from Boston University in 1987 with a B.S. in Business Administration.

Anthony E. Altig is the Chief Financial Officer at Pelican Life Sciences, a company that manufactures microbiological and molecularbiological consumables.  He has also served as a director of Optimer Pharmaceuticals since November 2007.  From December 2004 to June 2007, Mr. Altig served as the Chief Financial Officer of Diversa Corporation (subsequently Verenium Corporation), a public company focused on enzyme technology. Prior to joining Diversa, Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, Inc., a public biopharmaceutical company, from 2002 to 2004. From 2000 to 2001, Mr. Altig served as the Chief Financial Officer of NBC Internet, Inc., an internet portal company, which was acquired by General Electric. Mr. Altig’s additional experience includes his role as the Chief Accounting Officer at USWeb Corporation, as well as his experience serving biotechnology and other technology companies during his tenure at both PricewaterhouseCoopers and KPMG. In addition, Mr. Altig serves as a director and chair of the Audit Committee for MultiCell Technologies, Inc., a public biopharmaceutical company. Mr. Altig received a B.S. degree from the University of Hawaii.

Thomas N. Davidson has been a member of the Board since September 2004. Mr. Davidson was on the board of directors of TLC Vision since 2002 until he resigned in December 2007.  Mr. Davidson has been Chairman of NuTech Precision Metals Inc. since 1984 and Chairman of Quarry Hill Group, a private investment holding company, since 1989.  NuTech Precision Metals Inc. is a manufacturer of high performance metal fabrications for the health care, aerospace, high technology, nuclear power and chemical industries.  Mr. Davidson is past Chairman of Hanson Chemical Inc., a supplier of specialty chemical products, and General Trust and PCL Packaging Inc.  Mr. Davidson was formerly the non-executive Chairman of Azure Dynamics Corporation, a developer of hybrid electrical vehicle systems for commercial vehicles.  He also sits on the board of MDC Partners Inc. and was recognized by the Financial Post as the Canadian Entrepreneur of the Year in 1979.

Adrienne L. Graves, PhD has been a member of the Board since April 2005 and, since 2002, has been President and Chief Executive Officer of Santen Inc., the U.S. subsidiary of Santen Pharmaceutical Co., Ltd.  Dr. Graves also sits on the board of directors of Santen Inc. and is a corporate officer of Santen Pharmaceutical Co., Ltd.  Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company’s clinical development in the U.S.  Prior to joining Santen Inc., Dr. Graves spent nine years with Alcon Laboratories, Inc. (“Alcon”) beginning in 1986 as a Senior Scientist.  She was named Associate Director of Alcon’s Clinical Science Division in 1992 and then Alcon’s Director of International Ophthalmology in 1993.  Dr. Graves is the author of over 30 research papers and is a member of a number of professional associations, including the Association for Research in Vision and Ophthalmology, the American Academy of Ophthalmology, the American Glaucoma Society and Women in Ophthalmology.  She also serves on the boards of the American Academy of Ophthalmology Foundation, the Pan-American Association of Ophthalmology and the Corporation Committee for the Brown University Medical School.  Dr. Graves also co-founded Ophthalmic Women Leaders.  She received her B.A. in psychology with honors from Brown University, her PhD in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

Richard L. Lindstrom, MD has been a member of the Board since September 2004 and has been serving as a director of TLC Vision since May 2002 and, prior to that, was a director of LaserVision Centers, Inc. since November 1995.  Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and is Founder and Attending Surgeon of Minnesota Eye Consultants P.A., a provider of eye care services.  Dr. Lindstrom has been serving as Associate Director of the Minnesota Lions Eye Bank since 1987.  He is also a medical advisor for several medical device and pharmaceutical manufacturers.  Dr. Lindstrom is past President of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery.  From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota and is currently Adjunct Professor Emeritus in the Department of Ophthalmology at the University of Minnesota.  Dr. Lindstrom received his Doctor of Medicine, Bachelor of Arts and Bachelor of Sciences degrees from the University of Minnesota.

Donald Rindell has been a member of the Board since September 2008 and has been a member of the board of directors of TearLab, Inc. since March 2006.  He currently serves as Executive Director of Business Development for Amylin Pharmaceuticals, Inc., a position he has held since 2005.  Prior to joining Amylin Pharmaceuticals, Inc., Mr. Rindell had a successful consulting practice, during which time he served as Acting President of Medical Device Group, Inc., an acute care and respiratory company, Vice President of Business Development of CardioNet, Inc., a “real-time” 24/7 cardiovascular monitoring company, and Vice President of Business Development of HandyLab, Inc., a molecular diagnostics and pharmacogenomics system company.  His responsibilities included corporate marketing, mergers and acquisitions activities, product planning and new strategic initiatives.  Prior to his consulting practice, he served as Vice President of Corporate Development & Strategic Planning of Advanced Tissues Sciences, Inc. (“ATS”), a La Jolla, California-based biotechnology company.   Prior to his tenure at ATS, Mr. Rindell was the Vice President for Global Business Management of Braun/Thermoscan, a division of The Gillette Company.  At Braun/Thermoscan, he played a major role in building its medical diagnostics business to achieve sales exceeding $170 million.  Mr. Rindell was also employed by Hybritech, a division of Eli Lilly and Company as Executive Director of Sales and Marketing.  Mr. Rindell received his BS degree in Economics from the College of Wooster and an M.B.A. from Pepperdine University Graduate School of Business.

Board Meetings

Our Board of Directors held six regularly scheduled meetings during 2008. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and of the total number of meetings of committees of our Board of Directors on which he or she served.

Committees of the Board

Our Board of Directors currently has, and appoints members to, three of our standing committees: our Compensation Committee, our Corporate Governance and Nominating and our Audit Committee. The current members of our committees are identified below:

Director	Compensation	Corporate Governance and Nominating	Audit
Anthony E. Altig (1)			✓
Thomas N. Davidson (2)	✓	✓	✓
Adrienne L. Graves.	✓	✓	✓
Richard L. Lindstrom	✓	✓	✓
Donald Rindell (3)	✓	✓	✓
_____________________
(1)	Audit Committee Chair.
(2)	Compensation Committee Chair.
(3)	Corporate Governance and Nominating Committee Chair.

Compensation Committee. The Compensation Committee currently consists of Messrs. Davidson and Rindell, and Drs. Lindstrom and Graves, with Mr. Davidson serving as its chairman in 2008. The Compensation Committee held two meetings during 2008. All members of the Compensation Committee are independent as determined under the various NASDAQ Stock Market, Securities and Exchange Commission and Internal Revenue Service qualification requirements. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•
to provide oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and directors, including policies, strategies, plans and programs relating to long-term compensation for the Company’s senior management, and the disclosure relating to these matters;

•	to make recommendations regarding the operation of and/or implementation of employee bonus plans and incentive compensation plans;

•	to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company and the remuneration of the Company’s directors; and

•	to provide oversight of the selection of officers, management, succession planning, the performance of individual executives and related matters.

Audit Committee. The Audit Committee consists of Messrs. Altig, Davidson and Rindell and Drs. Lindstrom and Graves, with Mr. Altig serving as chairman. The Audit Committee held six meetings during 2008. All members of the Audit Committee are independent directors (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). Mr. Altig qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•	to monitor the Company’s financial reporting process and internal control system;

•	to appoint and replace the Company’s independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

•	to oversee the performance of the Company’s internal audit function; and

•	to oversee the Company’s compliance with legal, ethical and regulatory matters.

Both our independent auditors and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.  The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members are Messrs. Davidson and Rindell, and Drs. Lindstrom and Graves, with Mr. Rindell serving as chairman. The Corporate Governance and Nominating Committee held no meetings during 2008. All members of the Corporate Governance and Nominating Committee are independent directors, as defined in the NASDAQ Stock Market qualification standards. The Corporate Governance and Nominating Committee is governed by a written charter approved by our Board of Directors.  The functions of this committee include, among other things:

•	to establish criteria for Board and committee membership and to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•
to ensure that appropriate processes are established by the Board to fulfill its responsibility for (i) the oversight of strategic direction and development and the review of ongoing results of operations of the Company by the appropriate committee of the Board and (ii) the oversight of the Company’s investor relations and public relations activities and ensuring that procedures are in place for the effective monitoring of the stockholder base, receipt of stockholder feedback and responses to stockholder concerns;

•	to monitor the quality of the relationship between management and the Board and to recommend improvements for ensuring an effective and appropriate relationship; and

•	to make recommendations to the Board regarding corporate governance matters and practices.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Corporate Governance Committee considers, among others, the following factors:

•	experience, skills and other qualifications in view of the specific needs of the Board and the Company;

•	diversity of background; and

•	demonstration of high ethical standards, integrity and sound business judgment.

The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience which are well suited to further the Company’s objectives. In doing so, the Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and our stockholders. The Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of our Board of Directors meet the definition of an “independent director” under the NASDAQ Stock Market qualification standards. At this time, the Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to serve as a member of our Board of Directors.

Identification and Evaluation of Nominees for Directors

The Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for Board of Directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Corporate Governance Committee generally polls our Board of Directors and members of management for their recommendations. The Corporate Governance Committee may also review the composition and qualification of the Boards of Directors of our competitors, and may seek input from industry experts or analysts. The Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our independent directors and CEO. In making its determinations, the Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best attain success for the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to our Board of Directors. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board of Directors candidates. The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.

The Corporate Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations since it believes that the process currently in place for the identification and evaluation of prospective members of the Board is adequate. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of our Board of Directors or management. Stockholders wishing to suggest a candidate for director should write to the Company’s Chief Financial Officer and Treasurer.

Communications with our Board of Directors

Our stockholders may send written correspondence to non-management members of the Board of Directors to the Chief Financial Officer or Chief Executive Officer at 12707 High Bluff Drive, Suite 200, San Diego, California 92130. Our Chief Financial Officer or Chief Executive Officer will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to the Chairman of our Board of Directors.  If the communication requires a response, our Chief Financial Officer or Chief Executive Officer will assist our Chairman (or other directors) in preparing the response.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics is available on our website at www.tearlab.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Documents

Our corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter and Code of Business Conduct and Ethics are available free of charge on our website at www.tearlab.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents free of charge to any stockholder upon written request to Investor Relations, OccuLogix, Inc., 12707 High Bluff Drive, Suite 200, San Diego, California 92130.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to OccuLogix’s audited financial statements for the year ended December 31, 2008.

The purpose of the Audit Committee is to assist the Board in its general oversight of OccuLogix’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.tearlab.com. The Audit Committee is comprised solely of independent directors as defined by Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young, LLP, OccuLogix’s independent auditors. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP (United States) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

Beginning in fiscal 2004 and continuing through fiscal 2008 (the fifth year of certification), management has implemented a process of documenting, testing and evaluating the Company’s internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management regarding such compliance. In connection with this oversight, the Audit Committee receives periodic updates provided by management at each regularly scheduled Audit Committee meeting. At a minimum, these updates occur quarterly. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, and the results of their quarterly reviews and the annual integrated audit. At the conclusion of the process, management provides the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting which is reviewed and commented upon by the Audit Committee. The Audit Committee also reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to our consolidated financial statements and financial statement schedules and management’s report on the effectiveness of internal control over financial reporting contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

The Committee met on six occasions in 2008. The Committee met privately in executive session with Ernst & Young LLP as part of each regular meeting. The Committee Chair held private meetings with the Chief Financial Officer.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees.” In connection with the foregoing, the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with, and representations from, management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in OccuLogix’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by our independent auditors, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval of services for up to a year, which may be related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2008 and 2007.

April 30, 2009	AUDIT COMMITTEE

Anthony Altig
Thomas N. Davidson
Adrienne L. Graves
Richard L. Lindstrom
Donald Rindell

Principal Accounting Fees and Services

In connection with the audit of the 2008 financial statements, the Company entered into an engagement agreement with the San Diego, California, United States office of Ernst & Young LLP (United States), or Ernst & Young (U.S.),  which set forth the terms by which Ernst & Young (U.S.) has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.  The Toronto, Canada office of Ernst & Young LLP (Canada), or Ernst & Young (Canada), previously performed audit services for the Company.

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2008 and 2007, and all other fees paid by the Company to Ernst & Young (U.S.) during 2008 and to Ernst & Young (Canada) during 2007:

	For the years ended December 31
	2008 ($)		2007 (C$)
	(in thousands)
Audit Fees	$234.1	(1)	$523.0
Audit-Related Fees	0.0		23.4
Tax Fees	0.0		5.6
All Other Fees	0.0		0.0
Totals	$234.1		$552.0

(1)	Includes fees of C$83,625 for the review of the Company’s 2008 quarterly consolidated financial statements by Ernst & Young (Canada), converted at the year end exchange rate of $0.8178.

Audit Fees. Audit fees for the financial years ended December 31, 2008 and 2007 were for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, review of the Company’s quarterly consolidated financial statements, accounting matters directly related to the annual audits, the assessment and testing of internal controls for purposes of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and audit services provided in connection with other statutory or regulatory filings.  Audit fees for the financial year ended December 31, 2007 also included approximately C$60,000 for services provided in connection with the audit of historical financial statements of TearLab, Inc. (formerly known as OcuSense, Inc.), in preparation for OccuLogix’s proposed acquisition of the minority ownership stake of TearLab, Inc., announced on April 22, 2008. Audit fees for the financial year ended December 31, 2007 also included approximately C$111,500 for services provided in connection with the restatements of the Company’s audited consolidated financial statements for the financial years ended December 31, 2007 and 2006 and its unaudited consolidated financial statements for each of the first three quarters of the financial year ended December 31, 2007.

Audit Related Fees. The audit-related fees for the financial years ended December 31, 2008 and 2007 were for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements but that were not included in audit fees.  Fees charged for audit-related services for the financial year ended December 31, 2007 were in respect of professional services rendered in connection with the accounting of warrants and the adoption and application, with respect to income taxes, of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109”.  There were no audit related fees for the fiscal year ended December 31, 2008.

Tax Fees. Services for compliance and tax fees were incurred for services related to federal and various state tax compliance and planning, including commodity tax advisory services.

All Other Fees.  Ernst & Young LLP did not provide any services in the last two fiscal years, other than those described above.

The Audit Committee has concluded that the above-described non-audit services did not adversely impact the independence of Ernst & Young LLP.  All audit fees relating to the audit for the financial year ended December 31, 2008, were approved in advance, or were ratified, by the Audit Committee.  Generally, all audit and non-audit services to be provided by Ernst & Young LLP were, and will continue to be, pre-approved by the Audit Committee.

Compensation of Directors

In the fiscal year ended December 31, 2008, Directors who are not employees were entitled to receive an attendance fee of $2,500 in respect of each Board meeting attended in person, $1,000 in respect of each committee meeting attended in person and $500 in respect of each meeting attended by phone.  Directors also received an annual fee of $15,000.  Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board.  In addition, non-employee directors were entitled to receive stock options to acquire shares of OccuLogix’s common stock under the 2002 Stock Option Plan.  The chairman of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee also received an annual fee of $5,000.

In 2009, the compensation committee of the Board approved a compensation plan for members of the Board that includes annual grants to each director of an option to purchase 15,000 shares of the Company’s common stock and annual compensation of $15,000.  The chairman of the Board will receive annual compensation of $50,000 in lieu of the $15,000 in annual compensation paid to other directors.  Committee chairmen will receive additional annual compensation of $5,000.  Directors will also receive $1,500, $1,000 and $500 for attendance at each Board, committee and telephonic meeting, respectively.  A cap of $2,500 was set on payments for meeting attendance on any one day.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend. All of the Company’s directors attended our 2008 Annual Meeting, our most recent Annual Meeting, in person.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2009 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o OccuLogix, Inc., 12707 High Bluff Drive, Suite 200, San Diego, California 92130.

Percentage of beneficial ownership is calculated based on 9,828,409 shares of common stock outstanding as of February 28, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of February 28, 2009. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
TLC Vision Corporation (1)	750,813	7.64%

Eric Donsky	1,804,196	18.36%
Elias Vamvakas (2)	736,672	7.02%
Anthony Altig	0	*
Thomas N. Davidson (3)	225,253	2.29%
William G. Dumencu (4)	42,065	*
Adrienne L. Graves (5)	1,962	*
Richard L. Lindstrom (6)	103,519	1.05%
Donald Rindell (7)	31,578	*
Ben Sullivan (8)	255,515	2.53%
Thomas Reeves (9)	208,605	2.08%
Suh Kim (10)	48,034	*

All directors and executive officers as a group (11 persons) (11)	3,457,399	31.16%

____________________
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Based on information of beneficial ownership as of December 31, 2008, included in a Schedule 13G/A filed with the SEC on February 12, 2009. Of such shares, 39,278 are owned directly by TLC Vision and 711,536 are owned by TLC Vision (USA) Corporation, a wholly-owned subsidiary of TLC Vision.  TLC Vision's address is 5280 Solar Drive, Suite 100, Mississauga, Ontario, L4W 5M8.

(2)
Includes (a) 659,681 shares subject to options exercisable within 60 days of February 28, 2009; (b) 76,191 shares held beneficially by Mr. Vamuakas through his relationship with Greybrook Corporation; and (c) 800 shares held by Mr. Vamvakas.

(3)	Includes (a) 3,133 shares subject to options exercisable within 60 days of February 28, 2009; and (b) 322,120 shares held by Mr. Davidson.
(4)	Includes 42,065 shares subject to options exercisable within 60 days of February 28, 2009.
(5)	Includes (a) 1,833 shares subject to options exercisable within 60 days of February 28, 2009; and (b) 129 shares held by Dr. Graves.
(6)	Includes (a) 17,281 shares subject to options exercisable within 60 days of February 28, 2009; and (b) 86,238 shares held by Dr. Lindstrom.
(7)	Includes 31,578 shares subject to options exercisable within 60 days of February 28, 2009.
(8)	Includes 255,515 shares subject to options exercisable within 60 days of February 28, 2009.
(9)	Includes 208,305 shares subject to options exercisable within 60 days of February 28, 2009.
(10)	Includes 48,034 shares subject to options exercisable within 60 days of February 28, 2009.
(11)	See footnotes 2 through 9 inclusive.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth the name and position of each of the persons who were serving as our named executive officers as of March 31, 2009.

Name	Age	Position
Eric Donsky	43	President and Chief Executive Officer, Director
William G. Dumencu	54	Chief Financial Officer and Treasurer
Benjamin Sullivan	33	Chief Scientific Officer

William G. Dumencu, CA, served as OccuLogix’s Chief Financial Officer and Treasurer between September 2003 and June 2005 and has been serving again in that capacity since the middle of April 2006.  Prior to his re-appointment as OccuLogix’s Chief Financial Officer and Treasurer in April 2006, Mr. Dumencu had been serving as OccuLogix’s Vice President, Finance.  From January 2003 to August 2003, Mr. Dumencu was a consultant for OccuLogix and TLC Vision, and, from 1998 until 2002, Mr. Dumencu served in a variety of financial leadership positions at TLC Vision, including Controller.  Mr. Dumencu was employed in various financial management positions by Hawker Siddeley Canada, Inc., a manufacturing conglomerate, from 1978 to 1998.  Mr. Dumencu is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants.  He holds a Bachelor of Math degree from the University of Waterloo.

Benjamin Sullivan, Ph.D., has served as the Company’s Chief Scientific Officer since October 2008.  Since January 2003, Dr. Sullivan has also served as Chief Scientific Officer and a co-founder of TearLab, Inc. Prior to obtaining his Ph.D. in bioengineering at the University of California, San Diego, Dr. Sullivan spent six years researching effects of Dry Eye Disease on molecular profiles of the tear film while at the Schepens Eye Research Institute, an affiliate of Harvard Medical School. Prior to that, he graduated from Boston University in 1997 with a B.S. (summa cum laude) in biomedical engineering. Dr. Sullivan has explored various aspects of the role of androgens within dry eye and has published several articles pertaining to the characterization of lipid distributions within dry eye patients. His current work is focused on applied electromechanical phenomenaat the nanoscale with an emphasis on improving specificity of diagnostic assays.

A biography for Eric Donsky can be found in the section entitled Information Regarding Directors – Nominees for Election to the Board of Directors above.

Executive Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2008 by our chief executive officer, our chief financial officer and our other most highly compensated executive officer who was employed by us as of December 31, 2008. We refer to our chief executive officer, chief financial officer and these other executive officers as our “named executive officers” elsewhere in this document.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (7)		All Other Compensation ($)		Total ($)
Eric Donsky	2008	222,495	569,500				791,995
President, Chief Executive Officer & Director

Elias Vamvakas (2)(5)(6)	2008	171,374	1,257,776	(8)	32,350		1,461,500
Chairman and Former Chief Executive Officer	2007	491,983	78,000		35,610		605,593

William G. Dumencu (5)(6)	2008	151,980	75,658		77,235		304,872
Chief Financial Officer & Treasurer	2007	184,474	23,400				207,874

Benjamin Sullivan	2008	180,135	284,870				465,005
Chief Scientific Officer

Thomas Reeves (3) (5)	2008	65,247	390,570	(9)	415,814	(9)	871,631
President & Chief Operating Officer	2007	331,564	103,600		87,330		522,494

Suh Kim (4)(5)(6)	2008	175,298	90,327	(10)	92,210	(10)	357,835
General Counsel	2007	181,091	151,400				332,491
________________________
1.
Mr. Donsky’s annual salary for the period from January 1, 2008 to September 30, 2008 was $210,000. His salary increased to $260,000 annually effective October 1, 2008 consistent with his promotion to Chief Executive Officer on October 6, 2008.

2.
Mr. Vamvakas resigned as Chief Executive Officer on October 6, 2008.  $11,549 of Mr. Vamvakas' compensation in 2008 was earned pursuant to director's fees and included in the column headed “All Other Compensation” and was paid in U.S. dollars.

3.
Mr. Reeves resigned as COO on June 30, 2008.  In 2008, he earned severance $44,029 and $50,000 reflected as the value of option awards and all other compensation, respectively. Mr. Reeves earned as a consultant. Cash compensation paid to Mr. Reeves as an employee of OccuLogix was paid in Canadian dollars, and that amount has been converted to U.S. dollars.  See note 6 for exchange rates.  Compensation paid to Mr. Reeves as a consultant of OccuLogix is included in the column headed “All Other Compensation” and was paid in U.S. dollars.

4.	Ms. Kim resigned as General Counsel on November 30, 2008.

5.	Pursuant to a plan approved by stockholders at the 2008 annual meeting, the term of the certain options was extended until the tenth anniversaries of their respective dates of grant.

6.
All cash compensation paid to Messrs. Vamvakas and Dumencu and Ms. Kim was paid in Canadian dollars. Amounts paid during 2008 and 2007 have been converted to U.S. dollars at the year-end exchange rate of C$1.22275 to $1.00 and C$0.98201 to $1.00, respectively.

7.
For the financial year ended December 31, 2008 and December 31, 2007, the values set forth in this column are based on the full grant date fair value of stock option awards, computed in Required per notes below accordance with the provisions of SFAS No. 123R.  These stock options include time-based stock options granted during the financial years ended December 31, 2008 and December 31, 2007.

8.
Mr. Vamvakas was granted option awards with a fair value of $1,257,776 in 2008 pursuant to the Separation Agreement and Release entered into with the Company upon his termination of employment. These severance benefits are further described in detail below in the section entitled “Employment Arrangements and Change of Control Arrangements.”

9.
Mr. Reeves received severance benefits of $415,814 and was granted option awards with a fair value of $390,570 in 2008, pursuant to the Separation Agreement and Release entered into with the Company upon his termination of employment.  These severance benefits are further described in detail below in the selection entitled “Employment Arrangements and Change of Control Arrangements.”

10.
Ms. Kim received severance benefits of $92,210 and was granted option awards with a fair value of $90,327 in 2008 pursuant to the Separation Agreement and Release entered into with the Company upon her termination of employment. These severance benefits are further described in detail below in the section entitled “Employment Arrangements and Change of Control Arrangements.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2008, including the value of the stock awards.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date (f)	Option Exercise Price
	(#	)	(#	)	(#	)	($)		($)
	Exercisable		Unexercisable

Eric Donsky	—		200,000				$3.43	12/12/2018	$3.43
Elias Vamvakas	184		—				$32.50	8/1/2012	$32.50
Elias Vamvakas	20,000		—				$24.75	7/1/2013	$24.75
Elias Vamvakas			4,500				$51.25	3/30/2015	$51.25
Elias Vamvakas	12,000		—				$47.50	8/3/2016	$47.50
Elias Vamvakas	1,333		2,667				$27.75	7/3/2017	$27.75
Elias Vamvakas	626,164		—				$2.63	10/6/2018	$2.63
William G. Dumencu	4,000		—				$24.75	8/1/2013	$24.75
William G. Dumencu	—		1,800				$51.25	3/30/2015	$51.25
William G. Dumencu	400		800				$27.75	7/3/2017	$27.75
William G. Dumencu	37,665		—				$2.63	10/6/2018	$2.63
Benjamin Sullivan	94,733		—				$2.25	1/1/2016	$2.25
Benjamin Sullivan	160,782		—				$0.25	1/15/2013	$0.25
Benjamin Sullivan			100,000				$3.12	12/12/2018	$3.12
Thomas Reeves	12,000		—				$51.25	12/16/2014	$51.25
Thomas Reeves	267		533				$45.50	3/10/2017	$45.50
Thomas Reeves	1,333		2,667				$27.75	7/3/2017	$27.75
Thomas Reeves	21,919		—				$2.63	10/6/2018	$2.63
Thomas Reeves	172,520		—				$2.63	10/6/2018	$2.63
Suh Kim	1,333		2,667				$45.50	3/10/2017	$45.50
Suh Kim	400		800				$27.75	7/3/2017	$27.75
Suh Kim	44,968		—				$2.63	10/6/2018	$2.63

Employment Arrangements and Change of Control Arrangements

William G. Dumencu

OccuLogix entered into an employment agreement with Mr. Dumencu, who is the Company’s Chief Financial Officer and Treasurer, on August 1, 2003.  Between June 2005 and April 2006, Mr. Dumencu served as the Company’s Vice President, Finance.  His annual base salary is C$184,271.  At the Company’s discretion, based on specific measurable objectives, he is entitled to an annual bonus of 25% of his annual base salary.  Mr. Dumencu is entitled to receive, and has received, stock options pursuant to the 2002 Stock Option Plan.

Mr. Dumencu’s employment may be terminated for cause (as defined in the agreement).  If Mr. Dumencu’s employment is terminated without cause (as defined in the agreement), he currently is entitled to receive a lump sum severance equal to 12 months’ salary plus a cash amount equal to 2.5% of such amount in respect of his entitlement to benefits.  Mr. Dumencu has agreed to a reduction in such entitlement to a lump sum severance equal to three months’ salary plus 2.5% of such amount in respect of his entitlement to benefits, provided that he is paid 50% of his current severance entitlement in cash and is granted stock options of OccuLogix, in respect of the other 50% of his current severance entitlement, on substantially the same terms as the severance compromise reached by the Company with all of its former executives and its other presently employed executives whose employment was terminated in 2008.

The agreement also contains non-compete and confidentiality covenants for the Company’s benefit.

Elias Vamvakas

On October 6, 2008, the Company and Mr. Vamvakas entered a Separation Agreement and Release.  Pursuant to that agreement, the Company granted options to purchase 626,164 shares of the Company’s common stock at a price of $2.63 per share to Mr. Vamvakas.  The options are immediately exercisable and will expire on October 6, 2018.  In addition, the terms of options to purchase 36,184 shares of the Company’s common stock previously issued to Mr. Vamvakas were extended to ten years from the date of grant, resulting in expiration dates between 2012 and 2017.  The Company has no further obligation to Mr. Vamvakas related to the termination of his employment.

Suh Kim

On October 6, 2008, the Company and Ms. Kim entered a Separation Agreement and Release.  Pursuant to that agreement, the Company granted options to purchase 44,968 shares of the Company’s common stock at a price of $2.63 per share to Ms. Kim.  The options are immediately exercisable and will expire on October 6, 2018.    In addition, the terms of options to purchase 5,200 shares of the Company’s common stock previously issued to Ms. Suh were also extended to ten years from the date of grant, resulting in expiration dates in 2017.  Ms. Kim was also received $92,210 in severance benefits.  The Company has no further obligation to Ms. Kim related to the termination of her employment.

Thomas P. Reeves

On June 30, 2008, the Company and Mr. Reeves entered a Separation Agreement and Release.  Pursuant to that agreement, the Company granted options to purchase 194,439 shares of the Company’s common stock at a price of $2.63 per share to Mr. Reeves.  The options are immediately exercisable and will expire on October 6, 2018.  In addition, the terms of options to purchase 16,800 shares of the Company’s common stock previously issued to Mr. Reeves were also extended to ten years from the date of grant, resulting in expiration dates between 2014 and 2017.  Mr. Reeves also received $415,814 in severance benefits.  The Company has no further obligation to Mr. Reeves related to the termination of his employment.

We have no written employment or severance agreements with any other named executive officer.

Option Exercises and Stock Vested at Fiscal Year End

There were no options exercised by our named executive officers during the fiscal year ended December 31, 2008.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Non-Employee Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2008.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas N. Davidson	28,250	—	—	—	—	—	28,250
Adrienne L. Graves	24,500	—	—	—	—	—	24,500
Richard Lindstrom, M.D.	18,000	—	—	—	—	—	18,000
Donald Rindell	9,500	—	—	—	—	—	9,500
Jay T. Holmes	21,500	—	—	—	—	—	21,500
Georges Noël	17,500	—	—	—	—	—	17,500
Gilbert S. Omenn	13,750	—	—	—	—	—	13,750

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of OccuLogix.  None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of the Board of OccuLogix or the compensation committee of OccuLogix.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

OccuLogix maintains directors’ and officers’ liability insurance.  Under this insurance coverage, the insurer pays, on OccuLogix’s behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which OccuLogix does not indemnify them.  The total limit for the policy is $10,000,000 per policy term, subject to a deductible of $500,000 per claim with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims.  The total premiums in respect of the directors’ and officers’ liability insurance for the financial year ended December 31, 2008 were approximately $195,000.  The directors’ and officers’ liability insurance policy is effective from December 7, 2008 to December 7, 2009.  The insurance policy does not distinguish between directors and officers as separate groups.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Except for the transactions described below, since January 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. All future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee. In accordance with its charter, the Audit Committee is responsible for reviewing and approving all related party transactions for potential conflicts of interest on an ongoing basis.

Interests of Insiders in Prior and Proposed Transactions

TLC Vision

TLC Vision beneficially owns approximately 7.6% of the Company’s issued and outstanding common stock.  Mr. Vamvakas, formerly a director of TLC Vision and its past Chairman and CEO, became our Chairman in 2003 and was also our CEO until October 2008.  In addition, one of our other directors, Dr. Lindstrom, is also a director of TLC Vision.  One of our other directors, Mr. Davidson, was also a director of TLC Vision until December 2007, and one of our former directors, Mr. Holmes, who is not standing for re-election to the Board, was elected to the board of directors of TLC Vision on June 10, 2008.

TLC Vision provides to OccuLogix certain information technology and administrative support and also makes available certain of its employee benefit plans, including health and dental insurance plans, to employees of OccuLogix.  During the financial year ended December 31, 2008, the Company paid to TLC Vision an aggregate of approximately $80,091 in respect of these services.

Marchant Securities Inc.

Marchant Securities Inc., or Marchant, is a firm indirectly beneficially owned as to approximately 32% by Mr. Vamvakas and members of his family.

On October 6, 2008, we closed the private placement of $2,173,000 worth of common stock pursuant to the Securities Purchase Agreement, dated as of May 19, 2008, by and among us, Marchant, and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, dated as of August 29, 2008, and as further amended by the Second Amending Agreement, dated as of October 1, 2008, or the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, we sold an aggregate of 869,200 shares of common stock at a per share purchase price of $2.50.

Also on October 6, 2008, we prepaid our then outstanding $6,703,500 aggregate principal amount bridge loan, or the Bridge Loan, and accrued interest by issuing 3,304,511 shares of common stock to the lenders at a per share price of $2.125.  The Bridge Loan had been advanced pursuant to the Loan Agreement, dated as of February 19, 2008, by and among us, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant, as amended by the Amending Agreement, dated as of May 5, 2008, and as further amended by the Second Amending Agreement, dated as of July 28, 2008.  At the time of the prepayment, the Company also paid $481,200 of the commission remaining owed for placement agency services rendered by Marchant through the issuance of 192,480 shares of common stock at a per share price of $2.50.

No Other Interests of Insiders

None of the principal stockholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2008 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.
We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected San Diego, California, United States office of Ernst & Young LLP, or Ernst & Young (U.S.),  as our independent auditors for the year ending December 31, 2009 and has directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual and Special Meeting. The Toronto, Canada office of Ernst & Young LLP, or Ernst & Young (Canada), audited our financial statements since the fiscal year ended December 31, 2003, and through the year ended December 31, 2007 and Ernst & Young (U.S.) audited our financial statements for the fiscal year ended December 31, 2008. Representatives of Ernst & Young (U.S.) will be present at the Annual and Special Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young (U.S.) as our independent auditors. However, we are submitting the selection of Ernst & Young (U.S.) to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young (U.S.). Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual and Special Meeting will be required to ratify the selection of Ernst & Young (U.S.).

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG (U.S.) AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Proposed Amendment to Article 1 of the Certificate of Incorporation

The Certificate of Incorporation currently specifies that the name of the Company is “OccuLogix, Inc.”  On January 16, 2009 the Company’s Board of Directors adopted a resolution, subject to stockholder approval, to amend Article 1 of the Certificate of Incorporation to change the name of the Company to “TearLab Corporation.”

The Board of Directors has adopted resolutions setting forth the proposed amendment to Article 1 of the Certificate of Incorporation, the advisability of the proposed amendment, and a call for submission of the proposed amendment for approval by the Company’s stockholders at the Annual and Special Meeting.  If approved by the Company’s stockholders, Article 1 of the Certificate of Incorporation would be amended in its entirety to read as follows:

“The name of this corporation is “TearLab Corporation” (hereinafter sometimes referred to as the “Corporation”).

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that it is in the Company’s best interest to change the name from “OccuLogix, Inc.” to “TearLab Corporation.”  Following the indefinite suspension of our RHEO™ System clinical development program in November 2007, and the sale of our SOLX Glaucoma System division in December 2007, our major asset was our majority ownership stake in Tearlab, Inc., formerly known as OcuSense, Inc.  After the acquisition in October 2008 of the remaining minority interest in TearLab, Inc., we decided to commence doing business as TearLab Corporation as part of a branding strategy around our flagship product, the TearLab Osmolarity System. The Board of Directors believes that changing the Company’s name to TearLab Corporation will more accurately reflect the Company’s current business of marketing the TearLab Osmolarity System and its broader strategy to create a broad pipeline of non-invasive, tear diagnostic products that leverage the TearLab technology platform.

Recommendation of the Board

The Board of Directors has adopted and approved the proposed amendment to Article 1 of the Certificate of Incorporation, subject to the requisite approval of the Company’s stockholders.  The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, is required to adopt the proposed amendment to Article 1.  The Board of Directors of the Company has considered the proposed amendment and recommends that the Company’s stockholders adopt the proposed amendment to Article 1 of the Certificate of Incorporation as set forth in this Proxy Statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO ARTICLE 1 OF THE CERTIFICATE OF INCORPORATION.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, directors, officers and beneficial owners of ten percent or more of our common stock, or the Reporting Persons, are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock, except as noted below.

•	On March 3, 2009, the compensation committee of the Board granted options to William Dumencu and Robert Walder. The Forms 4 were filed late on March 11, 2009.

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On December 12, 2008, the compensation committee of the Board granted an option to Eric Donsky.  The Form 4 was timely filed on December 16, 2008 and amended on January 21, 2009 to correct a scrivener’s error in the exercise price.

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On December 12, 2008, the compensation committee of the Board granted an option to Mr. Walder.  The Form 4 was timely filed on December 16, 2008 and amended on January 21, 2009 to correct a scrivener’s error in the exercise price and number of shares.

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On October 6, 2008, options were granted  to Elias Vamvakas, William Dumencu, Suh Kim, and Thomas Reeves. The Forms 4 were each timely filed on October 8, 2008, and each Form 4 was amended on October 20, 2008 to correct a scrivener’s error in the exercise price.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2010 must be received by us no later than December 31, 2010, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our bylaws, a stockholder who wishes to make a proposal at the 2009 Annual and Special Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than May 1, 2009 unless the date of the 2009 Annual and Special Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2008 Annual Meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2009 Annual and Special Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2008 will be mailed to stockholders of record as of April 29, 2009. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to OccuLogix, Inc., 12707 High Bluff Drive, Suite 200, San Diego, California 92130 , Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are OccuLogix stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials and Proxy will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, direct your written request to OccuLogix, Inc., Investor Relations; 12707 High Bluff Drive, Suite 200, San Diego, California 92130 or contact OccuLogix at (858)350-4270. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

Our Board of Directors does not know of any matter to be presented at our Annual and Special Meeting which is not listed on the Notice of Annual and Special Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card.

By Order of the Board of Directors,

/s/ Elias Vamvakas

Elias Vamvakas
Chairman of the Board

Dated: April 30, 2009